SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 4, 2008

                                 Cox Radio, Inc.

                 ----------------------------------------------

             (Exact name of registrant as specified in its charter)

   Delaware                       1-12187                      58-1620022
--------------                ---------------              ------------------
(State or other               (Commission                  (I.R.S. Employer
 jurisdiction o                File Number                  Identification No.)
 incorporation)



         6205 Peachtree Dunwoody Road
               Atlanta, Georgia                                   30328
    ---------------------------------------                   ------------
    (Address of principal executive offices)                   (Zip Code)


                                 (678) 645-0000
                             -----------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities act
       (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

         As previously reported, Cox Radio exercised its option to purchase five radio stations, and on February 4, 2008, Cox Radio entered into a definitive Asset Purchase Agreement with the sellers to acquire the five stations, which consist of: WPUP-FM in Royston, Georgia; WRFC-AM in Athens, Georgia; WNGC-FM in Toccoa, Georgia; WGAU-AM in Athens, Georgia; and WGMG-FM in Crawford, Georgia. In addition, under the Asset Purchase Agreement, Cox Radio will also acquire WXKT-FM in Washington, Georgia from the sellers.

         The following is a summary of the material terms of the Asset Purchase Agreement. As a summary of the material terms of the Asset Purchase Agreement, it does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the Asset Purchase Agreement attached hereto as
Exhibit 2.1 and incorporated herein by this reference. Pursuant to the terms of the Asset Purchase Agreement, Cox Radio will acquire the six stations for $60 million in cash, less the previously disclosed option payments already made by Cox Radio in the aggregate amount of $12 million. In addition, the purchase price is subject to certain adjustments for changes in income and normal operating expenses and other specified items.

         The Asset Purchase Agreement contains customary representations and warranties and covenants by each party and provides that all representations and warranties shall survive the closing of the transaction for a period of one year. Cox Radio, on the one hand, and the sellers, on the other hand, are obligated, subject to certain limitations, to indemnify the other under the Asset Purchase Agreement for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

         Closing under the Asset Purchase Agreement is subject to customary closing conditions and regulatory approvals from the Federal Communications Commission and the Department of Justice and is not subject to a financing condition. Cox Radio expects to complete the acquisition of all six stations in the second quarter of 2008.

Forward-Looking Statements

Statements in this report relating to the expected completing and timing of our acquisition of the five radio stations and other information related to the acquisition, are "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, as well as any facts or assumptions underlying these statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that actual results or developments we anticipate will be realized. Risks, uncertainties or other factors that may impact our forward-looking statements include the occurrence of any event or other circumstance that could give rise to the termination of the definitive acquisition agreement, the failure to obtain regulatory approvals or to satisfy other conditions to consummation of the acquisition, the effect of announcement of exercise of the option on our relationships with parties we do business with and the timing of the acquisition and impact on our capital resources, profitability, cash requirements, management resources or liquidity, as well as other risk factors described from time to time in Cox Radio's filings with the Securities and Exchange Commission, including Cox Radio's Annual Report on Form 10-K for the year ended December 31, 2006. Cox Radio assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.


         (a) Not applicable.

         (b) Not applicable.

         (c) Not applicable.

         (d) Exhibit:

             2.1 Asset Purchase Agreement, dated as of February 4, 2008, by and among Cox Radio, Inc., Southern Broadcasting of Athens, Inc., Southern Broadcasting of Pensacola, Inc., New Broadcast Investment Properties, Inc. and Southern Broadcasting Companies, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COX RADIO, INC.



Date: February 6, 2008              By:/s/  Neil O. Johnston
                                       ---------------------
                                       Name:     Neil O. Johnston
                                       Title:    Vice President and
                                                 Chief Financial Officer

                                                                   Exhibit 2.1












                            ASSET PURCHASE AGREEMENT

                          DATED AS OF FEBRUARY 4, 2008

                                  BY AND AMONG

                                COX RADIO, INC.,

                     SOUTHERN BROADCASTING OF ATHENS, INC.,

                    SOUTHERN BROADCASTING OF PENSACOLA, INC.

                    NEW BROADCAST INVESTMENT PROPERTIES, INC.

                                       AND

                      SOUTHERN BROADCASTING COMPANIES, INC.

                               TABLE OF CONTENTS


SECTION 1.  DEFINITIONS......................................................1

"ACCOUNTS RECEIVABLE" .......................................................1

"ASSETS"         ............................................................1

"ASSUMED CONTRACTS"   .......................................................1

"CLOSING"    ................................................................2

"CLOSING DATE"...............................................................2

"CONSENTS"  .................................................................2

"CONTRACTS" .................................................................2

"FCC"   .....................................................................3

"FCC CONSENT" ...............................................................3

"FCC LICENSES" ..............................................................3

"FINAL ORDER"    ............................................................3

"HSR ACT"        ............................................................3

"INTANGIBLES"    ............................................................3

"LICENSES"       ............................................................4

"OPTION AGREEMENT".......................................................... 4

"OPTION PAYMENT"  .......................................................... 4

"PURCHASE PRICE"  .......................................................... 4

"REAL PROPERTY"   .......................................................... 4

SECTION 2.        PURCHASE AND SALE OF ASSETS................................4

         2.1      Agreement to Sell and Buy..................................4

         2.2      Excluded Assets............................................5

         2.3      Purchase Price.............................................6

         2.4      Payment of Purchase Price..................................7

         2.5      Assumption of Liabilities and Obligations..................8

         2.6      [Intentionally Omitted]....................................8

         2.7      Collection of Accounts Receivable..........................8

SECTION 3.            REPRESENTATIONS AND WARRANTIES OF SELLERS..............8

         3.1      Organization, Standing, and Authority......................8

         3.2      Authorization and Binding Obligation.......................9

         3.3      Absence of Conflicting Agreements..........................9

         3.4      Governmental Licenses......................................9

         3.5      Title to and Condition of Real Property...................10

         3.6      Title to and Condition of Tangible Personal Property......11

         3.7      Contracts.................................................11

         3.8      Consents..................................................12

         3.9      Intangibles...............................................12

         3.10     Employees.................................................12

         3.11     Insurance.................................................12

         3.12     Reports...................................................12

         3.13     Taxes.....................................................12

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         3.14     Claims and Legal Actions..................................13

         3.15     Environmental Matters.....................................13

         3.16     Compliance with Laws......................................14

         3.17     Conduct of Business in Ordinary Course....................15

         3.18     Transactions with Affiliates..............................15

         3.19     Broker....................................................15

         3.20     Insolvency Proceedings....................................15

         3.21     Labor Relations...........................................15

         3.22     Employee Benefit Plans....................................16

         3.23     Financial Statements......................................18

         3.24     Full Disclosure...........................................18

SECTION 4.            REPRESENTATIONS AND WARRANTIES OF BUYER...............18

         4.1      Organization, Standing, and Authority.....................18

         4.2      Authorization and Binding Obligation......................18

         4.3      Absence of Conflicting Agreements.........................18

         4.4      Broker....................................................19

         4.5      FCC Qualifications........................................19

         4.6      Full Disclosure...........................................19

SECTION 5.            OPERATIONS OF THE STATIONS PRIOR TO CLOSING...........19

         5.1      Generally.................................................19

         5.2      Contracts.................................................19

         5.3      Assets....................................................19

         5.4      Encumbrances..............................................19

         5.5      Licenses..................................................20

         5.6      Rights....................................................20

         5.7      Preserve Accuracy of Representations and Warranties.......20

         5.8      Access to Information.....................................20

         5.9      Preservation of Business..................................21

         5.10     Insurance.................................................21

         5.11     Consents..................................................21

         5.12     Books and Records.........................................21

         5.13     Notification..............................................21

         5.14     Compliance with Laws......................................21

         5.15     Financing Leases..........................................21

         5.16     Employees.................................................21

         5.17     Intangibles...............................................22

         5.18     Tax Filings...............................................22

SECTION 6.            SPECIAL COVENANTS AND AGREEMENTS......................22

         6.1      Governmental Approvals....................................22

         6.2      Control of the Stations...................................23

         6.3      Risk of Loss..............................................23

         6.4      Confidentiality...........................................23

         6.5      Environmental Survey, Title Insurance and Survey..........23


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         6.6      Engineering Report........................................24

         6.7      Cooperation...............................................24

         6.8      Bulk Sales Law............................................25

         6.9      Post-Closing Cooperation..................................25

         6.10     Access to Books and Records...............................25

         6.11     Employees; Employee Benefit Plans.........................25

SECTION 7.            CONDITIONS TO OBLIGATIONS OF BUYER AND
                      SELLERS AT CLOSING....................................26

         7.1      Conditions to Obligations of Buyer........................26

         7.2      Conditions to Obligations of Sellers......................27

SECTION 8.            CLOSING AND CLOSING DELIVERIES........................28

         8.1      Closing...................................................28

         8.2      Deliveries by Sellers.....................................28

         8.3      Deliveries by Buyer.......................................29

SECTION 9.            TERMINATION...........................................30

         9.1      Termination by Sellers....................................30

         9.2      Termination by Buyer......................................30

         9.3      Rights on Termination.....................................31

SECTION 10.           SURVIVAL OF REPRESENTATIONS AND WARRANTIES;...........32

         10.1     Representations and Warranties............................32

         10.2     Indemnification by Sellers................................32

         10.3     Indemnification by Buyer..................................32

         10.4     Procedure for Indemnification.............................33

         10.5     Specific Performance......................................34

         10.6     Attorneys' Fees...........................................34

SECTION 11.           MISCELLANEOUS.........................................34

         11.1     Fees and Expenses.........................................34

         11.2     Notices...................................................35

         11.3     Benefit and Binding Effect................................35

         11.4     Governing Law.............................................36

         11.5     Partial Invalidity........................................36

         11.6     Interpretation............................................36

         11.7     Gender and Number.........................................36

         11.8     No Strict Construction....................................36

         11.9     Entire Agreement..........................................36

         11.10    Waiver of Compliance; Consents............................36

         11.11    Counterparts..............................................37

         11.12    Press Releases............................................37

                                                                     EXECUTION



                            ASSET PURCHASE AGREEMENT

    This ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of February 4, 2008, by and among Cox Radio, Inc., a Delaware corporation ("Buyer"), Southern Broadcasting of Athens, Inc., a Georgia corporation ("SBA"), Southern Broadcasting of Pensacola, Inc., a Florida corporation ("SBP"), New Broadcast Investment Properties, Inc., a Georgia corporation ("NBIP"), and Southern Broadcasting Companies, Inc., a Georgia corporation ("SBC"; NBIP, SBA, SBP and SBC are referred to herein individually as a "Seller" and collectively as "Sellers").


                                    RECITALS

         A. SBA is the licensee of and owns and operates Radio Station WPUP-FM, Royston, Georgia ("WPUP") and Radio Station WRFC-AM, Athens, Georgia ("WRFC"); SBP is the licensee of and owns and operates Radio Station WNGC-FM, Toccoa, Georgia ("WNGC") and Radio Station WGAU-AM, Athens, Georgia ("WGAU"); NBIP is the licensee of and owns and operates Radio Station WGMG-FM, Crawford, Georgia; and SBC is the licensee of and owns and operates Radio Station WXKT-FM, Washington, Georgia ("WXKT-FM" and each of WPUP, WRFC, WNGC, WGAU, WGMG and WXKT-FM, a "Station" and collectively, the "Stations") pursuant to licenses and permits issued by the Federal Communications Commission for the Stations.

         B. Sellers desire to sell, and Buyer wishes to buy, substantially all the assets that are used or useful in the business or operations of the Stations, for the price and on the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, Buyer and Sellers, intending to be bound legally, agree as follows:

SECTION 1.        DEFINITIONS

         The following terms, as used in this Agreement, shall have the meanings set forth in this Section:

         "Accounts Receivable" means the accounts receivable arising out of the business and operations of the Stations for periods prior to the Adjustment Time.

         "Assets" means the assets to be sold, transferred, or otherwise conveyed to Buyer under this Agreement, as specified in Section 2.1.

         "Assumed Contracts" means (i) all Contracts listed in Schedule 3.7 that are designated to indicate that they will be assumed by Buyer upon its purchase of the Stations, (ii) Contracts with advertisers for the sale of advertising time on the Stations for cash at prevailing rates and which may be canceled by the Stations without penalty on not more than thirty days' notice, and (iii) any Contracts entered into by Sellers between the date of this Agreement and the Closing Date that Buyer agrees in writing to assume.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

         "Closing" means the consummation of the purchase and sale of the Assets pursuant to this Agreement in accordance with the provisions of Section 8.

         "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 8.

         "Code" means the Internal Revenue Code of 1986, as amended and the regulations thereunder.

         "Communications Act" means the Communications Act of 1934, as amended.

         "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transactions contemplated by this Agreement.

         "Contracts" means all contracts, leases, non-governmental licenses, and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) to which Sellers are parties or which are binding upon Sellers and which relate to or affect the Assets or the business or operations of the Stations, and (i) which are in effect on the date of this Agreement or (ii) which are entered into by Sellers between the date of this Agreement and the Closing Date.

         "Environmental Conditions" means the state of the environment, including soil, surface water, ground water, any drinking water supply, subsurface strata or ambient air.

         "Environmental Laws" means all applicable foreign, federal, state, district and local laws, all applicable rules, policy statements and regulations promulgated thereunder, and all applicable orders, consent decrees, judgments, governmental notices, permits and governmental demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of Hazardous Materials. Environmental Laws shall include, without limitation, CERCLA, as amended, Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any governmental entity that are enacted and currently in effect.

         "Environmental Reports" means any and all written analyses, summaries or explanations, known by, and identified in the environmental records of, Sellers of (i) any Environmental Conditions in, on or about the Real Property or
(ii) Sellers' compliance with, or liability under, any Environmental Laws.

         "FAA" means the Federal Aviation Administration.

         "FCC" means the Federal Communications Commission.

         "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses to Buyer (or a permitted assignee of Buyer if assigned pursuant to Section 11.3) as contemplated by this Agreement.

         "FCC Licenses" means all Licenses issued by the FCC to Sellers in connection with the business or operations of the Stations.

         "Final Order" means an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion have expired.

          "Financial Statements" shall mean (i) unaudited financial statements that Sellers provide their lender, Athens First Bank & Trust Company (or any successor lender) as follows: (a) the balance sheets and statements of income and expense of the Stations as of, and for the years ended December 31, 2006 and December 31, 2007, and (ii) such other financial statements that Sellers may provide to their lender, Athens First Bank & Trust Company (or any successor lender).

         "Hazardous Materials" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic, infectious, radioactive or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws but excluding materials occurring naturally at or about any facility. By way of example only, the term Hazardous Materials includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, acids, metals, solvents and waste waters.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, logos, domain names, call letters, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by Sellers or under which Sellers are licensed or franchised and which are used or useful in the business and operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Licenses" means all licenses, permits, and other authorizations issued by the FCC, the FAA, or any other federal, state, or local governmental authorities to Sellers in connection with the conduct of the business or operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Option Agreement" means the Option Agreement dated as of January 3 , 2005 among Buyer and Sellers.

         "Option Payment" means the sum of (i) the Two Million Dollar ($2,000,000) payment made by Buyer to Sellers under Section 1 of the Option Agreement, (ii) the payment of Five Million Dollar ($5,000,000) made by Buyer to Sellers pursuant to Section 2.1 of the Option Agreement, and (iii) the payment of Five Million Dollar ($5,000,000) made by Buyer to Sellers pursuant to Section
2.2 of the Option Agreement.

         "Purchase Price" means the purchase price specified in Section 2.3.

         "Real Property" means all real property and interests in real property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, and other real property interests that are used or useful in the business or operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts, auxiliary and translator facilities, transmitting towers, transmitters, antennae and other tangible personal property that is used or useful in the conduct of the business or operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Tax" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind imposed by any government or taxing authority, including without limitation: federal, state, local, or foreign net or gross income, gross receipts, windfall profits, severance, property, production, sales, use, ad valorem, value added, license, excise, stamp, franchise, capital, transfer, employment, withholding, payroll or other tax or governmental assessment, including any amount payable with respect to escheatable unclaimed property, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

SECTION 2.        PURCHASE AND SALE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Sellers hereby agree to sell, transfer, and deliver to Buyer on the Closing Date, and Buyer agrees to purchase, all of the tangible and intangible assets used or useful in connection with the conduct of the business or operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date, but excluding the assets described in Section 2.2, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for liens for current Taxes not yet due and payable), including the following:

                  (a) The Tangible Personal Property;

                  (b) The Real Property;

                  (c) The Licenses (to the extent they are transferable) and all applications for modification, extension or renewal thereof, and any applications for any new licenses, permits or authorizations pending on the Closing Date;

                  (d) The Assumed Contracts;

                  (e) The Intangibles and all intangible assets of Sellers relating to the Stations that are not specifically included within the Intangibles, including the goodwill of the Stations;

                  (f) All of Sellers' proprietary information, promotional and advertising materials, engineering plans, customer lists, mailing lists, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics, including filings with the FCC relating to the business and operation of the Stations;

                  (g) All choses in action of Sellers relating to the Stations; and

                  (h) All books and records relating to the business or operations of the Stations, including executed copies of the Assumed Contracts, and all records required by the FCC to be kept by the Stations.

         2.2 Excluded Assets.  The Assets shall exclude the following assets:

                  (a) Sellers' cash on hand as of the Closing and all other cash in any of Sellers' bank accounts;

                  (b) Any notes receivable, insurance policies, bonds, deposits, letters of credit, or other similar items, and any cash surrender value in regard thereto;

                  (c) Any pension, profit-sharing, or employee benefit plans, and any collective bargaining agreements;

                  (d) All books and records that Sellers are required by law to retain;

                  (e) Any interest in and to any refunds of federal, state, or local franchise, income, or other Taxes for periods prior to the Closing Date;

                  (f) The Accounts Receivable;

                  (g) Each Seller's charter documents, stock record books and such other books and records as pertain to the organization, existence or capitalization of any Seller and duplicate copies of such records as are necessary to enable each Seller to file its Tax returns and reports as well as any other records or materials relating to Sellers generally and not involving any Station's operations;

                  (h) all Contracts other than the Assumed Contracts;

                  (i) Contracts of insurance and all insurance proceeds or claims made by any Seller relating to property or equipment repaired, replaced or restored by any Seller prior to the Closing Date;

                  (j) Any trade name, trademarks, service marks or logos using or incorporating the name "Southern Broadcasting" or its logo;

                  (k) Any rights of, or payment due to, Sellers under or pursuant to this Agreement;

                  (l) All tangible and intangible personal property disposed of or consumed between the date of this Agreement and the Closing Date in the ordinary course of the Business in accordance with this Agreement;

                  (m) Any and all claims made by any Seller with respect to transactions prior to the Closing Date and the proceeds thereof, except claims with respect to obligations to be assumed by Buyer pursuant to Section 2.5 hereof; and

                  (n) The Real Property used by SBC in the operation of WXKT-FM.

         2.3 Purchase Price. The Purchase Price for the Assets shall be Sixty Million Dollars ($60,000,000), adjusted as provided below
(the "Purchase Price"):

                  (a) Prorations. All income and normal operating expenses arising from the operation of the Stations, including, without limitation, assumed liabilities and prepaid expenses, Taxes and assessments (but excluding Taxes arising by reason of the sale of the Assets hereunder, which shall be paid as set forth in Section 11.1), annual regulatory fees payable to the FCC, power and utilities charges, and rents and similar prepaid and deferred items shall be prorated between Sellers and Buyer in accordance with generally accepted accounting principles to reflect the principle that Sellers shall be entitled to all income and be responsible for all expenses arising from the operation of the Stations through 12:01 a.m. on the Closing Date (the "Adjustment Time") and Buyer shall be entitled to all income and be responsible for all expenses arising from the operation of the Stations after the Adjustment Time. All special assessments and similar charges or liens imposed against the Assets in respect of any period of time through the Adjustment Time, whether payable in installments or otherwise, shall be the responsibility of Sellers, and amounts with respect to such special assessments, charges or liens in respect of any period of time after the Adjustment Time shall be the responsibility of Buyer, and such charges shall be adjusted as required hereunder.

                  (b) INTENTIONALLY OMITTED.

                  (c) Manner of Determining Adjustments. The Purchase Price, taking into account the adjustments and prorations pursuant to Sections 2.3(a), will be determined finally in accordance with the following procedures:

                      (1) Not later than five days before the Closing Date, Sellers shall prepare and deliver to Buyer a preliminary statement which shall set forth Sellers' good faith estimate of the prorations of Sellers as of the Closing Date (the "Prorations Statement"). The Prorations Statement (A) shall contain all information reasonably necessary to determine the adjustments to the Purchase Price under Sections 2.3(a), to the extent such adjustments can be determined or estimated as of the date of such statements, and such other information as may be reasonably requested by Buyer, and (B) shall be certified by Sellers, to be true and complete as of the date thereof.

                      (2) No later than 30 days after the Closing Date, Buyer will deliver to Sellers a statement setting forth Buyer's determination of the Purchase Price and the calculation thereof pursuant to Sections 2.3(a). If Sellers dispute the amount of the Purchase Price determined by Buyer, they shall deliver to Buyer within 30 days after their receipt of Buyer's statement a statement setting forth Sellers' determination of the amount of the Purchase Price. If Sellers notify Buyer of their acceptance of Buyer's statement, or if

Sellers fail to deliver their statement within the 30-day period specified in the preceding sentence, Buyer's determination of the Purchase Price shall be conclusive and binding on the parties as of the last day of the 30-day period.

                      (3) Buyer and Sellers shall use good faith efforts to resolve any dispute involving the determination of the Purchase Price. If the parties are unable to resolve the dispute within 15 days following the delivery of Sellers' statement, Buyer and Sellers shall jointly designate an independent certified public accountant, who shall be knowledgeable and experienced in the operation of radio broadcasting stations, to resolve the dispute. The accountant's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. Any fees of this accountant shall be split equally between Sellers on the one hand and Buyer on the other hand.

         2.4 Payment of Purchase Price. The Purchase Price shall be paid by Buyer to Sellers as follows:

                  (a) Payment of Estimated Purchase Price. At the Closing, Buyer shall pay or cause to be paid to or for the account of Sellers the Purchase Price as adjusted pursuant to Section 2.3 (the "Estimated Purchase Price") by federal wire transfer of same-day funds pursuant to wire instructions which shall be delivered by Sellers to Buyer at least two business days prior to the Closing Date.

                  (b) Payments to Reflect Adjustments.

                      (1) If the Purchase Price as finally determined pursuant to Section 2.3(c) exceeds the Estimated Purchase Price, Buyer shall pay to Sellers, in immediately available funds within five days after the date on which the Purchase Price is determined pursuant to Section 2.3(c), the difference between the Purchase Price and the Estimated Purchase Price.

                      (2) If the Purchase Price as finally determined pursuant to Section 2.3(c) is less than the Estimated Purchase Price, Sellers shall pay to Buyer, in immediately available funds within five days after the date on which the Purchase Price is determined pursuant to Section 2.3(c), the difference between the Purchase Price and the Estimated Purchase Price.

         2.5 Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall assume and undertake to pay, discharge, and perform all obligations and liabilities of Sellers under the Licenses and the Assumed Contracts insofar as they relate to the time on and after the Closing Date. Buyer shall not assume any other obligations or liabilities of Sellers, including (i) any obligations or liabilities under any Contract not included in the Assumed Contracts, (ii) any obligations or liabilities under the Assumed Contracts relating to the period prior to the Closing Date, (iii) any liabilities, obligations, claims or pending litigation or proceedings relating to the ownership or operation of the Stations prior to the Closing, (iv) any obligations or liabilities arising under capitalized leases or other financing agreements, (v) any obligations or liabilities of Sellers under any employee pension, retirement, health and welfare or other benefit plans or collective bargaining agreements, (vi) except as provided in Section 6.12, any obligation to any employee of Sellers for severance benefits, vacation time, or sick leave accrued prior to the Closing Date, (vii) any Taxes that arise from Sellers' operation of the Stations, or the ownership of the Assets for periods or portions of periods that end on or prior to the Adjustment Time, (viii) any obligations or liabilities caused by, arising out of, or resulting from any action or omission of Sellers prior to the Closing, and all such obligations and liabilities shall remain and be the obligations and liabilities solely of Sellers; or (ix) any of Sellers' liabilities or obligations under this Agreement or the Sellers Ancillary Agreements.

         2.6      [Intentionally Omitted].

         2.7 Collection of Accounts Receivable. All Accounts Receivable, if any, outstanding as of the Adjustment Time shall be identified in a report to be provided by Sellers to Buyer as soon as practicable following the Closing. Sellers hereby assign to Buyer the Accounts Receivable, effective upon the Adjustment Time, solely for the collection thereof. For a period of 90 days after the Closing Date, Buyer shall use reasonable efforts to collect the Accounts Receivable in the normal and ordinary course of business. Neither Buyer's authority nor obligation shall extend to the compromise of any Accounts Receivable or the institution of litigation, employment of counsel or a collection agency or any other extraordinary means of collection. Buyer shall apply all such amounts collected on the Accounts Receivable to the debtor's oldest invoice not in dispute first (except that any such amounts collected by Buyer from persons who are also indebted to Buyer for the purchase of advertising time on the Stations may be applied to Buyer's account where there is a preexisting bona fide dispute between Sellers and such account debtor with respect to all of its invoices), and Buyer shall provide to Sellers an aging report and a collections report and shall pay Sellers the full amount collected on the Accounts Receivable, net of commissions, within fifteen (15) days after the end of each calendar month during the above-mentioned 90 day period. Any of the Accounts Receivable remaining uncollected at the end of such 90 day period shall be re-assigned to Sellers for collection. All accounts receivable arising out of the conduct of the business and operation of the Stations after the Adjustment Time shall be and remain the property of Buyer.

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller represents and warrants to Buyer as follows:

         3.1 Organization, Standing, and Authority. Each Seller is a corporation duly organized, validly existing, and in good standing under the laws of their States of incorporation identified in the first paragraph of this Agreement. Sellers have all requisite power and authority (i) to own, lease, and use the Assets as now owned, leased, and used, (ii) to conduct the business and operations of the Stations as now conducted, and (iii) to execute and deliver this Agreement and all other agreements and documents to be executed and delivered by Sellers pursuant hereto (the "Sellers Ancillary Agreements"), and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Sellers hereunder and thereunder. No Seller is a participant in any joint venture or partnership with any other person or entity with respect to any part of the operations of the Stations or any of the Assets.

         3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement and the Sellers Ancillary Agreements by Sellers have been duly authorized by all necessary actions on the part of Sellers and their respective stockholders. This Agreement and the Sellers Ancillary Agreements have been duly executed and delivered by Sellers and constitute the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms except as the enforceability of this Agreement and the Sellers Ancillary Agreements may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

         3.3 Absence of Conflicting Agreements. Subject to obtaining the FCC Consent, the HSR Approval (as defined in Section 3.8) and the Consents listed on
Schedule 3.3, the execution, delivery, and performance by Sellers of this Agreement and the Sellers Ancillary Agreements (with or without the giving of notice, the lapse of time, or both): (i) do not require the approval or consent of any third party; (ii) will not conflict with any provision of the organizational documents of Sellers; (iii) to the best of Sellers' knowledge, will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality applicable to any Seller;
(iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration, termination or cancellation of any performance required by the terms of, any agreement, instrument, license, or permit to which Sellers are parties or by which Sellers are bound; and (v) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the Assets, except for, in the case of clauses (iii) and (iv), any such conflict, breach, default, termination, cancellation or acceleration that would not have a material adverse effect on the Assets or the ability of Sellers to transfer the Assets to Buyer under this Agreement.

         3.4 Governmental Licenses. Schedule 3.4(a) includes a true and complete list of the Licenses and all applications for modifications, extensions or renewals thereof and applications for any new licenses, permits, permissions or authorizations. Sellers have delivered to Buyer true and complete copies of the Licenses (including any amendments and other modifications thereto) and all applications for modifications, extensions or renewals thereof and applications for any new licenses, permits, permissions or authorizations. The FCC Licenses have been validly issued pursuant to Final Orders, and Sellers are the authorized legal holders thereof. The FCC Licenses comprise all of the licenses, permits, and other authorizations required by the FCC for the lawful conduct of the business and operations of the Stations in the manner and to the full extent they are now conducted, and none of the FCC Licenses is subject to any restriction or condition that would limit the full operation of any Station as now operated. The Licenses are in full force and effect. The FCC Licenses are valid for the balance of the current license term applicable generally to radio stations licensed to communities in the state where the Stations are located, and are free and clear of any restrictions that do, or could reasonably be expected to, limit the full operation of the Stations in the manner and to the full extent that they are now operated (other than restrictions under the terms of the FCC Licenses themselves or generally applicable under the rules and regulations of the FCC). The conduct of the business and operations of each Station is in accordance with the Licenses in all material respects. Except as set forth on Schedule 3.4(b), Sellers have not received any notice of any violations of the FCC Licenses, the Communications Act or the rules and regulations thereunder that remain pending and unresolved. Except as set forth on Schedule 3.4(b), there is no action by or before the FCC currently pending or, to the knowledge of Sellers, threatened to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any of the FCC Licenses. Except as set forth on Schedule 3.4(b), there are no applications, proceedings, or complaints pending at the FCC or, to the knowledge of Sellers, threatened which may have an adverse effect on the Assets or the operation of the Stations (other than rulemaking proceedings that apply to the radio broadcasting industry generally).

Except as set forth on Schedule 3.4(b), Sellers have no reason to believe that any of the FCC Licenses would not be renewed for a full term with no materially adverse conditions by the FCC or other granting authority in the ordinary course. To the knowledge of Sellers, the Stations are in compliance with the FCC's policy on human exposure to radio frequency radiation. To the knowledge of Sellers, no renewal of any FCC License would constitute a major environmental action under the rules and regulations of the FCC in existence as of the date of this Agreement. To the knowledge of Sellers, there are no facts pertaining to the Stations, Sellers, or any persons or entities affiliated therewith which, under the Communications Act or the existing rules and regulations of the FCC, would (i) disqualify Sellers from assigning the FCC Licenses to Buyer or from consummating the transactions contemplated herein, or (ii) materially delay obtaining of the approvals required for the transactions contemplated herein. Sellers maintain an appropriate public inspection file at the studios of each Station in accordance with FCC rules and regulations in all material respects.

         3.5 Title to and Condition of Real Property. Schedule 3.5 contains a complete and accurate description of all the Real Property and each Seller's interests therein (including whether the Seller's interest in the Real Property is fee simple, leasehold, subleasehold or otherwise, and the street address of each such tract of Real Property), and Seller's have provided Buyer with true and correct copies of any and all leases, subleases, licenses and other contracts (collectively, the "Leases") for any interest in the Real Property. With respect to each leasehold or subleasehold interest included in the Real Property, (i) each of the Leases are in full force and effect, (ii) to the best of Sellers' knowledge, no landlord, sublandlord or licensor under any Lease is in default thereunder, and (iii) so long as Sellers fulfill their obligations under the lease therefor, Sellers have enforceable rights to nondisturbance and quiet enjoyment, and no third party holds any interest in the leased premises with the right to foreclose upon Sellers' leasehold or subleasehold interest except as disclosed in Schedule 3.5. A Seller has good, indefeasible and marketable fee simple title to all of the owned Real Property free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, leases, charges and other claims and encumbrances of any nature whatsoever except for recorded easements and subdivision restrictions of record and liens for taxes not yet due and payable and mortgages described in Schedule 3.5. A Seller has the right to quiet enjoyment and possession to the other interests in Real Property. The Real Property is in compliance in all material respects with all applicable ordinances, subdivision, building, zoning and other applicable laws. No action or proceeding has been commenced or remains pending, nor to the best knowledge of Sellers, is threatened or proposed, to condemn or take by eminent domain or other governmental action all or any portion of the Real Property. The Real Property includes all real property necessary to conduct the business and operations of the Stations as now conducted and the Sellers have full legal and practical access to all the Real Property. The Real Property has unrestricted access to public roads which lie adjacent to and abut the Real Property or which are accessible by, through or under a private easement in favor of a Seller, and there are no encroachments onto or from the Real Property. All facilities on the Real Property are supplied with utilities and other services necessary for the operation of the Stations. All towers, guy anchors, and buildings and other improvements included in the Assets are located entirely on the Real Property listed in Schedule 3.5. All Real Property (including the improvements thereon)
(i) is in good condition and repair consistent with its present use (normal wear and tear excepted), and (ii) is available for immediate use in the conduct of the business and operations of the Stations.

         3.6 Title to and Condition of Tangible Personal Property. Schedule 3.6 lists all material items of Tangible Personal Property. Except as described in
Schedule 3.6, Sellers own and have good title to each item of Tangible Personal Property, and none of the Tangible Personal Property owned by Sellers are subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for liens for current Taxes not yet due and payable and liens in favor of Buyer. The Tangible Personal Property is in satisfactory operating condition and repair (reasonable wear and tear excepted), is available for immediate use and is otherwise sufficient to permit the Stations to operate in accordance with the FCC Licenses and the rules and regulations of the FCC in all material respects. All Tangible Personal Property is type-approved or type-accepted where such type-approval or type-acceptance is required.

         3.7 Contracts. Schedule 3.7 is a true and complete (i) list of all Contracts existing on the date hereof except contracts with advertisers for the sale of advertising time on the Stations for cash at prevailing rates and which have not been prepaid and which may be canceled by the Stations without penalty on not more than thirty days' notice, and (ii) summary of Sellers' rights and obligations as of the date hereof under trade and barter agreements relating to the Stations. Sellers have delivered to Buyer true and complete copies of all written Contracts, and true and complete memoranda of all oral Contracts (including any amendments and other modifications to such Contracts). All of the Assumed Contracts are in full force and effect, and are valid, binding, and enforceable in accordance with their terms and may be transferred to Buyer pursuant to this Agreement in terms and conditions no less favorable then those currently in effect. There is not under any Assumed Contract any material breach or any event that, after notice or lapse of time or both, could constitute a material breach by Sellers or, to the best of Sellers' knowledge, any other party thereto. Sellers have not received any written notice and no management-level employee of Sellers has received any written or oral notice of any intention by any party to any Assumed Contract (i) to terminate such Assumed Contract or amend the terms thereof, (ii) to refuse to renew such Assumed Contract upon expiration of its term, or (iii) to renew such Assumed Contract upon expiration only on terms and conditions which are more onerous than those now existing. Except for the need to obtain the Consents listed in Schedule 3.3, Sellers have full legal power and authority to assign their rights under the Assumed Contracts to Buyer in accordance with this Agreement, and such assignment will not affect the validity, enforceability, or continuation of any of the Assumed Contracts.

         3.8 Consents. Except for the FCC Consent provided for in Section 6.1, the approval of the United States Department of Justice and the Federal Trade Commission pursuant to the HSR Act (the "HSR Approval"), and the other Consents described in Schedule 3.3, no consent, approval, permit, or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required (i) to consummate this Agreement and the transactions contemplated hereby, or (ii) to permit Sellers to assign or transfer the Assets to Buyer.

         3.9 Intangibles. Schedule 3.9 is a true and complete list of all Intangibles (exclusive of those listed in Schedule 3.4(a)), all of which are valid, enforceable and in good standing and uncontested. Sellers have delivered to Buyer copies of all documents establishing or evidencing all Intangibles. Sellers either: (i) own the entire right, title and interest in and to the Intangibles, free and clear of any liens; or (ii) have the valid right and license to use the Intangibles in the operation of the Stations. To the best of Sellers' knowledge, Seller is not infringing upon or otherwise acting adversely to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other person or persons, and there is no claim or action pending, or to the best of Sellers' knowledge, threatened, with respect thereto.

         3.10 Employees. Schedule 3.10 contains a true and accurate list setting forth: (i) the names of all individuals currently employed (whether active or on leave of absence) in connection with the operation of the Stations as of the date hereof; (ii) the titles and positions of such employees; (iii) the payroll register with respect to the Stations as of December 31, 2007; (iv) the type of employment of each employee (i.e., full-time or part-time) and (v) the employment status of each employee (i.e., active or on specified leave by type). To the knowledge of Sellers, each individual providing services relating to the Stations has been properly classified as an employee or independent contractor of Sellers.

         3.11 Insurance. Schedule 3.11 is a true and complete list of all insurance policies of Sellers that insure any part of the Assets or the business of the Stations. All policies of insurance listed in Schedule 3.11 are in full force and effect. No insurance policy of Sellers on the Assets or the Stations has been canceled by the insurer and no application of Sellers for insurance has been rejected by any insurer.

         3.12 Reports. All returns, reports, and statements which Sellers are required to file for each Station with the FCC or with any other governmental agency have been filed, and Sellers have complied with all reporting requirements of the FCC and other governmental authorities having jurisdiction over Sellers and the Stations. All of such returns, reports, and statements are substantially complete and correct as filed. Sellers have timely paid to the FCC all annual regulatory fees payable with respect to the FCC Licenses.

         3.13 Taxes. Each Seller has filed or caused to be filed all federal income Tax returns and all other federal, state, county, local, and foreign Tax returns which are required to be filed by it, and each Seller has paid or caused to be paid all Taxes shown as owing on those returns and all Taxes otherwise required to be paid by such Seller. There are no governmental audits, investigations or other legal, administrative, or Tax proceedings pursuant to which any Seller is or could be made liable for any Taxes, the liability for which could extend to Buyer as transferee of the business of the Stations, and no event has occurred that could impose on Buyer any transferee liability for any Taxes due or to become due from Sellers. The consummation of the transactions contemplated by this Agreement will not constitute a sale by a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

         3.14 Claims and Legal Actions. Except for any FCC rulemaking proceedings generally affecting the radio broadcasting industry, and except as disclosed on Schedule 3.14, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative, or Tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Sellers threatened, against Sellers with respect to their ownership or operation of the Stations or otherwise relating to the Assets or the business or operations of the Stations. In particular, but without limiting the generality of the foregoing, except as disclosed on Schedule 3.14, there are no applications, complaints or proceedings pending or, to the best of Sellers' knowledge, threatened (i) before the FCC relating to the business or operations of the Stations other than rule making proceedings which affect the radio industry generally, (ii) before any federal or state agency relating to the business or operations of the Stations involving charges of illegal discrimination under any federal or state employment laws or regulations, or
(iii) before any federal, state, or local agency relating to the business or operations of the Stations involving zoning issues under any federal, state, or local zoning law, rule, or regulation.

         3.15 Environmental Matters. In respect of the operation of the Stations and the Assets, except as set forth in Schedule 3.15:

                  (a) The operation of the Stations by Sellers is and has been in material compliance with all applicable Environmental Laws, Sellers hold all Licenses required under Environmental Laws for Sellers' operation of the Stations, and no modification or change to the operations of the Stations will be required upon the renewal of any such Licenses other than modifications or changes required due to changes in law occurring after the date hereof.

                  (b) (i) No claims arising under Environmental Laws are pending or, to the knowledge of Sellers, threatened against Sellers, (ii) there are no writs, injunctions, decrees, orders or judgments outstanding or, to the knowledge of Sellers, threatened against Sellers relating to compliance with or liability under any Environmental Law, and (iii) Sellers do not have any material liability under any Environmental Law.

                  (c) There have been no releases of Hazardous Materials by Sellers or by any of its affiliates or, to the knowledge of Sellers, by third parties, in, on or under the Real Property that could result in any material investigation or material remedial action by any governmental body pursuant to any Environmental Law.

                  (d) No facility or property of Sellers nor, to the knowledge of Sellers, any facility or property to which Sellers transported or arranged for the transportation of any Hazardous Materials is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA), or on any similar federal or state list of sites requiring investigation or remediation.

                  (e) (i) There are no structures, improvements, equipment, activities, fixtures or facilities on any Real Property that are constructed with, use or otherwise contain radioactive materials, lead or urea formaldehyde unless the same are in satisfactory condition, ordinary wear and tear excepted, and in compliance in all material respects with Environmental Laws, (ii) there are no asbestos-containing materials, polychlorinated biphenyls, or underground storage tanks, or underground piping associated with such tanks on the Real Property, except those that comply with applicable Environmental Laws and are scheduled on Schedule 3.15(e), and (iii) there are no abandoned underground storage tanks on the Real Property that have not been either abandoned in place or removed pursuant to an Environmental Law.

                  (f) There are no liens, restrictive covenants or other land use restrictions under Environmental Laws on any of the Real Property, and no government actions have been taken, or, to the knowledge of Sellers, are in process that could subject any of such properties to such liens, restrictive covenants or other land use restrictions, and Sellers are not required to place any notice or restriction relating to Hazardous Materials in any deed to such property.

                  (g) Except for customary provisions relating to the indemnification of the lessor by the lessee in respect of lessee's creation of Environmental Conditions or violation of Environmental Laws that may be contained in the Contracts relating to the lease of the Real Property, Sellers have not released any person nor waived any rights or defenses with respect to any Environmental Conditions or any claim arising under any Environmental Law.

                  (h) There is no Environmental Report in the possession or control of Sellers or any of their affiliates relating to the Stations or the Assets, that has not been delivered or made available to Buyer.

         3.16 Compliance with Laws. Sellers have complied in all material respects with (i) the Licenses and (ii) all federal, state, and local laws, rules, regulations, writs, injunctions, franchises, orders, decrees and ordinances of any court or of any foreign, federal, state, municipal or other governmental entity applicable or relating to the ownership and operation of the Assets and the Stations, and, without limiting the generality of the foregoing, except as set forth on Schedule 3.16:

                  (a) Except as described in Schedule 3.4(b), each Station's transmitting and studio equipment is operating in accordance with the terms and conditions of the FCC Licenses and all underlying construction permits, and the rules, regulations and policies of the FCC in all material respects. To the knowledge of Sellers, no Station is causing interference in violation of FCC rules to the transmission of any other broadcast station or communications facility. Sellers have not received any written complaints with respect to any such alleged interference, and, to the knowledge of Sellers, no other broadcast station or communications facility is causing interference in violation of FCC rules to any Station's transmissions.

                  (b) Sellers have not received any notification from the FCC that Seller's employment practices fail to comply with FCC rules and policies that remains pending and unresolved.

                  (c) All towers and other structures on the Real Property are painted and lighted in accordance with the requirements of the FCC Licenses, the FCC, FAA and all applicable requirements of federal, state and local law in all material respects. Except as set forth on Schedule 3.4(b), appropriate notification to the FAA has been filed for such towers where required by the FCC's rules and regulations.

         3.17 Conduct of Business in Ordinary Course. Since January 1, 2006, Sellers have conducted the business and operations of the Stations only in the ordinary course and have not:

                  (a) Made any sale, assignment, lease, or other transfer of the Stations' properties other than in the normal and usual course of business with suitable replacements being obtained therefor; or

                  (b) Transferred or granted any right under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, franchise, or similar right, or modified any existing right relating to the Stations.

         3.18 Transactions with Affiliates. Except as disclosed in Schedule 3.18, Sellers are not involved in any material business arrangement or relationship relating to the Stations with any affiliate of Sellers, and no affiliate of Sellers owns any property or right, tangible or intangible, which is used in the business of the Stations. As used in this paragraph, "affiliate" has the meaning set forth in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934.

         3.19 Broker. Neither Sellers nor any person or entity acting on Sellers' behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

         3.20 Insolvency Proceedings. Neither any Seller nor the Assets are the subject of any pending or threatened insolvency proceedings of any character. Sellers have not made an assignment for the benefit of creditors or taken any action in contemplation of or which would constitute a valid basis for the institution of any such insolvency proceedings.

         3.21 Labor Relations. Sellers are not a party to or subject to any collective bargaining agreements with respect to the Stations. Sellers have no contracts of employment, consulting, noncompete, severance, retention, compensation, deferred compensation, stock or cash based incentive or other similar agreement, arrangement, commitment or understanding (whether written or oral) with any employee of the Stations, other than those listed in Schedule
3.7. Sellers have complied in all material respects with all laws, rules, and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related Taxes, employment laws, any employment Tax or withholding obligations, any obligations arising under a collective bargaining agreement, any obligations arising under employee benefit plans in each case with respect to the Stations, and Sellers have not received any written notice alleging that they have failed to comply in any material respect with any such laws, rules, or regulations. No disputes or proceedings are pending or, to the best of Sellers' knowledge, threatened, between Sellers and any employee (singly or collectively) of the Stations. No labor union or other collective bargaining unit represents or claims, in a writing delivered to Sellers, to represent any of the employees of the Stations. To the best of Seller's knowledge, there is no union campaign being conducted to represent employees of the Stations or to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any employees at the Stations. There are no unfair labor practice charges pending or, to the knowledge of the Sellers, threatened against any of the Sellers relating to the Stations. There is no pending or threatened strike, slowdown, picket, work stoppage, or arbitration proceedings involving labor matters or other labor disputes affecting the Stations. No Seller has experienced any strike, work stoppage or other significant labor difficulties of any nature at the Station during the period that Sellers have owned the Stations.

         3.22 Employee Benefit Plans.

                  (a) All of the Employee Benefit Plans and Compensation Arrangements are listed and described in Schedule 3.22(a), and true and complete copies of any such written Employee Benefit Plans and Compensation Arrangements have been furnished to Buyer along with copies of any employee handbooks or similar documents describing such plans and arrangements. Complete descriptions of any such unwritten Employee Benefit Plans and Compensation Arrangements also are provided in Schedule 3.22(a). Except as disclosed in Schedule 3.22(a), with respect to the Stations, no Seller is party to, or now has in effect or has to become effective after the date of this Agreement any Employee Benefit Plan or Compensation Arrangement which provides compensation or benefits to current or former employees or independent contractors of the Stations. Sellers have made available to Buyer the Forms 5500 filed for each of the Employee Benefit Plans (including all attachments and schedules), actuarial reports, summaries of material modifications, summary annual reports, and any other employer notices (including, governmental filings and descriptions of material changes to Employee Benefit Plans or Compensation Arrangements) relating to the Employee Benefit Plans since January 1, 2006, and the current summary plan descriptions.

                  (b) Each of the Employee Benefit Plans and Compensation Arrangements has been administered in compliance in all material respects with its own terms and with the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the regulations thereunder, the Code, the Age Discrimination in Employment Act and any other applicable Federal or state laws.

                  (c) There is no governmental inspection, investigation, audit, or examination of any Employee Benefit Plan or Compensation Arrangement or, to the knowledge of Sellers, any facts that would lead Sellers to believe that any such governmental inspection, investigation, audit, or examination is pending or threatened. There are no actions, suits or claims (other than routine claims for benefits) with respect to any of the Employee Benefit Plans or Compensation Arrangements pending or, to Sellers' knowledge, threatened against any of such plans or arrangements, and Sellers possess no knowledge of any facts which could reasonably give rise to any such action, suit or claim.

                  (d) No Employee Benefit Plan or Compensation Arrangement (i) is a Multiemployer Plan; (ii) is subject to Title IV of ERISA, (iii) is subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, or (iv) provides health or death benefits to former employees of any Seller other than pursuant to an Employee Benefit Plan qualified under Section 401(a) of the Code or as required under Section 4980B of the Code.

                  (e) Except as set forth on Schedule 3.22(e), no Seller is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

                  (f) With respect to each Employee Benefit Plan and, to the extent applicable, each Compensation Arrangement: (i) each plan that is intended to be tax-qualified under Section 401(a) of the Code is the subject of a favorable determination letter and no plan amendment has been made that would affect the validity of a plan's letter, and (ii) no prohibited transaction, within the definition of Section 4975 of the Code or Title 1, Part 4 of ERISA, has occurred with respect to a plan which would subject any NVG Entity to any liability. Except as set forth on Schedule 3.22(e), neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation or parachute payment within the meaning of Section 280G of the Code) becoming due to any director or employee of the Stations or any Seller, (ii) increase any benefits otherwise payable under any Employee Benefit Plan or Compensation Agreement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  (g) For purposes of this Agreement: (i) the term "Employee Benefit Plan" shall mean any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in
Section 3(3) of ERISA (a) which was or is established or maintained by any Seller or any ERISA affiliate to provide benefits to current or former employees or independent contractors of the Stations; (b) to which either any Seller or any ERISA affiliate contributed or was obligated to contribute or to fund or provide benefits on behalf of current or former employees or independent contractors of the Stations; or (c) which provides or promises benefits to any person who performs or has performed services for the Stations and because of those services is or has been (A) a participant therein or (B) entitled to benefits thereunder; (ii) the term "Compensation Arrangement" shall mean any plan or compensation arrangement other than an Employee Benefit Plan, whether written or unwritten, which provides to employees, former employees, officers, directors or shareholders of the Stations any compensation or other benefits, whether deferred or not, in excess of base salary or wages (excluding overtime pay), including, but not limited to, any bonus or incentive plan, stock rights plan, employee stock ownership plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other perquisite and employee fringe benefit plan; and (iii) the term "ERISA affiliate" shall mean any corporation, partnership, sole proprietorship or other entity related to any Seller within the meaning of Sections 414(b), (c), (m) or (o) of the Code; and
(iv) the term "Multiemployer Plan" shall mean any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 3(37) of ERISA."

         3.23 Financial Statements. Schedule 3.23 contains true and complete copies of the Financial Statements. Except as set forth on Schedule 3.23, the Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, except that, with respect to the quarterly and monthly financial statements, the

Financial Statements do not include footnotes or customary year-end adjustments. The Financial Statements accurately reflect in all material respects the books, records and accounts of the Stations and present fairly in all material respects the financial condition, assets, liabilities and results of the operations of the Stations as of the dates and for the periods indicated. No event has occurred since January 1, 2006 that would make any of the Financial Statements misleading in any material respect for the respective periods covered thereby. The books and records of the Sellers from which the Financial Statements were prepared accurately and fairly reflect, in all material respects, in reasonable detail, the activities of the Stations for the respective periods covered thereby and have been made available to Buyer for its inspection.

         3.24 Full Disclosure. No representation or warranty made by Sellers in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by Sellers pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement made herein or therein not misleading.

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows:

         4.1 Organization, Standing, and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and on or before the Closing Date will be duly qualified to conduct business as a foreign corporation in the State of Georgia. Buyer has all requisite power and authority to execute and deliver this Agreement and all other agreements and documents to be executed by Buyer pursuant hereto (the "Buyer's Ancillary Agreements), and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder and thereunder.

         4.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement and the Buyer's Ancillary Agreements by Buyer have been duly authorized by all necessary actions on the part of Buyer. This Agreement and the Buyer's Ancillary Agreements have been duly executed and delivered by Buyer and constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability of this Agreement and the Buyer's Ancillary Agreements may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         4.3 Absence of Conflicting Agreements. Subject to obtaining the FCC Consent and the HSR Approval, the execution, delivery, and performance by Buyer of this Agreement and the Buyer's Ancillary Agreements (with or without the giving of notice, the lapse of time, or both): (i) do not require the approval or consent of any third party; (ii) will not conflict with the Certificate of Incorporation or Bylaws of Buyer; (iii) to the best of Buyer's knowledge, will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality applicable to Buyer; or (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration, termination or cancellation of any performance required by the terms of, any agreement, instrument, license, or permit to which Buyer is a party or by which Buyer is bound except in the case of clauses (iii) and (iv) where such conflict, breach, default, termination, cancellation or acceleration would not have a material adverse effect on Buyer's ability to acquire the Assets from Sellers under this Agreement.

         4.4 Broker. Neither Buyer nor any person or entity acting on Buyer's behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

         4.5 FCC Qualifications. To the best of Buyer's knowledge, (i) Buyer is qualified under the rules and regulations of the FCC to enter into this Agreement and consummate the transactions contemplated herein and (ii) Buyer requires no waivers of such rules or regulations in order for the FCC to grant the FCC Consent.

         4.6 Full Disclosure. No representation or warranty made by Buyer in this Agreement or in any certificate, document or other instrument furnished or to be furnished by Buyer pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement made herein or therein not misleading.

SECTION 5.        OPERATIONS OF THE STATIONS PRIOR TO CLOSING

         5.1 Generally. Sellers agree that, between the date of this Agreement and the Closing Date, Sellers shall operate the Stations only in accordance with the covenants in this Section 5.

         5.2 Contracts. Sellers will not enter into any contract or commitment relating to the Stations or the Assets, or amend or terminate any Contract (or waive any material right thereunder), or incur any obligation (including obligations relating to the borrowing of money or the guaranteeing of indebtedness) that, in the case of any of the foregoing, will be binding on Buyer after Closing. Prior to the Closing Date, Sellers shall deliver to Buyer a list of all Contracts entered into between the date of this Agreement and the Closing Date, together with copies of such Contracts. Sellers shall perform all Contracts without material default and pay all of their respective trade accounts payables.

         5.3 Assets. Sellers shall not sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except where no longer used or useful in the business or operations of the Stations or in connection with the acquisition of replacement property of equivalent kind and value. Sellers shall maintain all supplies, tubes and spare parts at levels consistent with each Station's past practice.

         5.4 Encumbrances. Sellers shall not create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets, except for liens for current Taxes not yet due and payable and mortgages held by Athens First Bank & Trust Company or any successor lender subject to Buyer's prior approval which should not be unreasonably withheld or delayed.

         5.5 Licenses. Sellers shall comply with the FCC Licenses and all other Licenses. Sellers shall not cause or permit, by any act or failure to act, any of the Licenses to expire or to be revoked, suspended, or modified, or take any action that could cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation, or adverse modification of any of the Licenses.

         5.6 Rights. Sellers shall not waive any right relating to the Stations or any of the Assets.

         5.7 Preserve Accuracy of Representations and Warranties. Sellers shall refrain from taking any action that would result in the conditions contained in Section 7 not being satisfied as of the Closing.

         5.8 Access to Information. Sellers shall give Buyer and its counsel, accountants, engineers, and other authorized representatives reasonable access to the Assets and to all other properties, equipment, books, records, Contracts, and documents relating to the Stations for the purpose of audit and inspection, including inspections incident to the environmental survey described in Section
6.5 and the engineering report described in Section 6.6, and will furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the affairs and business of the Stations that Buyer may reasonably request (including any financial reports and operations reports produced with respect to the affairs and business of the Stations). Without limiting the generality of the foregoing, Sellers shall give Buyer and its counsel, accountants and other authorized representatives reasonable access to Sellers' financial records and Sellers' employees, counsel, accountants and other representatives for the purpose of preparing and auditing such financial statements as Buyer determines, in its judgment, are required or advisable to comply with federal or state securities laws and the rules and regulations of securities markets as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Within thirty (30) days after the close of each month ending prior to the Closing Date, Sellers shall furnish to Buyer an unaudited statement of income and expense for the Stations for the month just ended, and within thirty (30) days after the close of each fiscal quarter ending prior to the Closing Date, the Sellers shall furnish to Buyer an unaudited quarterly statement of income and expense for such quarter and an unaudited balance sheet as of the end of such quarter. Within forty (40) days after the close of the fiscal year, Sellers shall furnish to Buyer its unaudited quarterly statement of income and expense for such quarter, an unaudited annual statement of income and expense for such year and an unaudited balance sheet as of the end of such year for the Stations. Sellers shall also furnish to Buyer such other financial statements that Sellers may provide to their lender, Athens First Bank & Trust Company (or any successor lender). The financial statements to be delivered hereunder shall be prepared on an accrual basis in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, and such financial statements shall present fairly in all material respects the financial condition, assets, liabilities and results of the operations of the Stations as of the dates and for the periods indicated. Delivery of the financial statements to be delivered hereunder shall constitute a representation that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except that the unaudited financial statements do not include footnotes or, with respect to the quarterly and monthly financial statements, customary year-end adjustments, and that such financial statements comply with the other requirements of this Section 5.8.

         5.9 Preservation of Business. Sellers shall operate and carry on the operations of the Stations only in the ordinary course consistent with past practice (subject to, and except as modified by, compliance with the other covenants contained in this Agreement) and maintain the Assets in their present condition (reasonable wear and tear in normal use excepted). Sellers shall continue to promote and advertise the Stations at levels substantially consistent with Sellers' past practice and preserve the goodwill of landlords, employees, customers and others having business relations with the Stations.

         5.10 Insurance. Sellers shall maintain the existing insurance policies on the Stations and the Assets.

         5.11 Consents. Sellers shall obtain the Consents described in Section 7.1(c) and the estoppel certificates described in Section 8.2(b) without any change in the terms or conditions of any Contract or License that could be less advantageous to the Stations than those pertaining under the Contract or License as in effect on the date of this Agreement. Sellers shall promptly advise Buyer of any difficulties experienced in obtaining any of the Consents and of any conditions proposed, considered, or requested for any of the Consents.

         5.12 Books and Records. Sellers shall maintain the books and records relating to the Stations in accordance with past practices.

         5.13 Notification. Sellers shall promptly notify Buyer in writing of any unusual or material developments with respect to the business or operations of the Stations, and of any material change in any of the information contained in Sellers' representations and warranties contained in Section 3 of this Agreement; provided, however, that compliance with the disclosure requirements of this Section 5.13 shall not relieve Sellers of any obligation with respect to any representation, warranty or covenant of Sellers in this Agreement or waive any condition to Buyer's obligations under this Agreement.

         5.14 Compliance with Laws. Sellers shall comply with all laws, rules, and regulations applicable or relating to the ownership and operation of the Stations and the Assets.

         5.15 Financing Leases. Sellers will satisfy at or prior to Closing all outstanding obligations under capital and financing leases, if any, with respect to any of the Assets and obtain good title to the Assets leased by Sellers pursuant to those leases so that those Assets shall be transferred to Buyer at Closing free of any interest of the lessors.

         5.16 Employees. Sellers shall maintain the employment of such employees who, in the exercise of commercially reasonable judgment, Sellers deem necessary to operate the Stations (any voluntary departure of any employee between the date hereof and the Closing excepted). Sellers shall not institute any material increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to its employees, other than in the ordinary course of the business or as required by any such plan or applicable law. Sellers shall not make any material change in the compensation of its employees, other than changes made in accordance with normal salary adjustments and consistent with past compensation practices. Sellers shall not enter into any employment agreement for services to be performed on behalf of the Stations, except for those employment agreements that (i) are for employees who replace former employees who resigned or who have been terminated, on similar terms and conditions and at comparable rates of compensation to those terms and conditions and rates of compensation provided to the former employees, and (ii) are terminable at will and without penalty.

         5.17 Intangibles. Sellers shall not acquiesce in any infringement, unauthorized use or impairment of the Intangibles or change any Station's call sign.

         5.18 Tax Filings. Sellers shall continue to timely file all Tax returns required to be filed with respect to the Stations and the Assets in accordance with Sellers' past practices and shall concurrently deliver copies of all such Tax returns to Buyer.

SECTION 6.        SPECIAL COVENANTS AND AGREEMENTS

         6.1  Governmental Approvals

                  (a) The assignment of the FCC Licenses in connection with the purchase and sale of the Assets pursuant to this Agreement shall be subject to the prior consent and approval of the FCC.

                  (b) Sellers and Buyer shall promptly prepare appropriate applications for the FCC Consent and shall file the applications with the FCC within fifteen business days of the date hereof. The parties shall prosecute the applications with all reasonable diligence and otherwise use commercially reasonable efforts to obtain a grant of the applications as expeditiously as practicable. Each party agrees to comply with any condition imposed on it by the FCC Consent, except that no party shall be required to comply with a condition if (1) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by the party of any of its representations, warranties, or covenants under this Agreement, and (2) compliance with the condition would have a material adverse effect upon it. Buyer and Sellers shall oppose any requests for reconsideration or judicial review of the FCC Consent. If the Closing shall not have occurred for any reason within the original effective period of the FCC Consent, and no party shall have terminated this Agreement under Section 9, the parties shall jointly request an extension of the effective period of the FCC Consent. No extension of the FCC Consent shall limit the exercise by any party of its rights under Section 9.

                  (c) The purchase and sale of the Assets pursuant to this Agreement may be subject to obtaining the HSR Approval. Sellers and Buyer shall use all reasonable efforts and cooperate with each other in promptly preparing and filing within twenty (20) days of the date of this Agreement, such notifications with the United States Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") as may be required under the HSR Act. Sellers and Buyer shall respond as promptly as practicable to any inquiries or requests received from the FTC and the DOJ with respect to the transactions contemplated by this Agreement, and agree to provide the other party with a copy of any inquiry or request for information or other document such party receives from the DOJ or FTC. All fees to be paid to the FTC and the DOJ with respect to the notifications described herein shall be paid by Buyer.

         6.2 Control of the Stations. Prior to Closing, Buyer shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of the Stations, and all such operations, including complete control and supervision of all of the Stations' programs, employees, and policies, shall be the sole responsibility of Sellers until the Closing.

         6.3 Risk of Loss. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Assets from any cause whatsoever shall be borne by Sellers at all times prior to the Closing.

         6.4 Confidentiality. Except as necessary for the consummation of the transaction contemplated by this Agreement and except as and to the extent required by law, including disclosure requirements of federal and state securities laws and rules and regulations of securities markets, each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to the other party upon request all information obtained by such party from the other party in connection with the transactions contemplated by this Agreement.

         6.5  Environmental Survey, Title Insurance and Survey.

                  (a) Buyer may, at its option and expense, retain an environmental consultant to be selected by Buyer to perform a Phase I environmental survey (the "Study") of the Real Property. If the Study recommends a further investigation of the Real Property (a "Follow on Study"), Buyer shall have the right to order a Follow on Study, to be completed not later than 90 days after the date hereof, as to such aspects of the Real Property and/or the estimated cost of such remediation, the cost of which Follow on Study shall be borne one-half by Buyer and one-half by Sellers. The Study and the Follow on Study shall be conducted during regular business hours, upon reasonable advance notice to Sellers, in a manner that does not substantially interfere with or disrupt the business of Sellers or the Stations or cause substantial damage to any assets or property of Sellers. Except as otherwise provided in this subsection, if the Study and/or the Follow on Study reveals a remediable Environmental Condition, then Sellers shall be obligated to pay the cost of remediation of the Environmental Condition to the levels and extent then required by the appropriate regulatory authorities under any Environmental Law ("Remediation"), and Buyer shall have no right to terminate this Agreement by reason of the existence of such Environmental Condition. Notwithstanding the foregoing, however, if in the judgment of the Engineer, the Remediation of the Environmental Condition on the Real Property, including subsequent oversight and management, cannot be accomplished at a cost of less than Five Million Dollars ($5,000,000.00), either Sellers or Buyer shall be entitled to terminate this Agreement upon written notice to the other within thirty (30) days following the receipt by such party of (i) the Study, or if a Follow on Study is obtained, within thirty (30) days of receipt of the Follow On Study, and (ii) the Engineer's estimated cost of Remediation, provided, however, Buyer shall not have the right to terminate this Agreement, if within fifteen (15) days after the receipt by both parties of the Study or Follow on Study and the Engineer's estimate which projects Remediation costs in excess of Five Million Dollars ($5,000,000.00) Sellers shall have notified Buyer in writing of Sellers' commitment to pay for all such Remediation costs. However, if Sellers elect to terminate this Agreement as provided in the immediately preceding sentence, Buyer shall be entitled to nullify Sellers' election to terminate this Agreement by giving written notice to Sellers, within ten (10) business days after receipt of Sellers' notice to Buyer terminating this Agreement, that it elects to proceed to Closing hereunder. If Buyer shall make such election, Sellers shall be obligated to pay up to Five Million Dollars ($5,000,000.00) of the cost of the Remediation of the Environmental Condition, but shall have no further responsibility or liability with respect to such Environmental Condition whatsoever, whether under Section 10 of this Agreement or otherwise. In any event, subject to the preceding sentence, to the extent that Sellers are obligated to bear the cost of the Remediation of any Environmental Condition, Sellers may elect either to remediate such condition and pay such costs directly or to let Buyer handle such Remediation and indemnify Buyer against such costs as and when such costs are incurred or required to be paid.

                  (b) Buyer may, at its option and expense, obtain commitments from one or more title insurance companies acceptable to Buyer to issue an owner's title insurance policy or policies in such form and in such amounts reasonably acceptable to Buyer, insuring Buyer's good and marketable fee simple interest or leasehold interest of Buyer with respect to the Real Property, subject only to recorded easements and subdivision restrictions of record and liens for taxes not yet due and payable. If the title insurance commitment reveals any encumbrances to the title of the Real Property other than taxes not yet due and payable, Buyer shall so notify Sellers within ten (10) days of Buyer's receipt of such title insurance commitment.

                  (c) Buyer may, at its option and expense, obtain one or more ALTA surveys on all or one or more portions of the Real Property. If such surveys show a state of facts that affect the marketability of title to all or one or more portions of the Real Property or that would materially and aversely affect or interfere with the current use of the Real Property in the business or operation of the Station, Buyer shall so notify Sellers within ten (10) days of Buyer's receipt of such survey.

         6.6 Engineering Report. Buyer may, at its option and expense, retain an engineering firm to conduct a proof of performance study of the Stations and to prepare a report on the Stations' compliance with customary engineering practices and all applicable FCC rules, regulations, prescribed practices, and technical standards. If the report discloses any material deficiencies in the operations or equipment of the Stations, Buyer shall so notify Sellers within ten (10) days of Buyer's receipt of such report.

         6.7 Cooperation. Buyer and Sellers shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of and shall not take any action that would be materially inconsistent with their respective obligations under this Agreement, and Buyer and Sellers shall take such actions and execute such other documents as may be reasonably necessary and desirable to the timely implementation and consummation of this Agreement. Notwithstanding the foregoing, Buyer shall have no obligation (i) to expend funds or deliver any other consideration to obtain any of the Consents or (ii) to agree to any adverse change in any License or Assumed Contract to obtain a Consent required with respect thereto.

         6.8 Bulk Sales Law. If applicable, the Bulk Sales law of the State of Georgia shall be complied with by Sellers.

         6.9 Post-Closing Cooperation. Buyer shall, at any time, and from time to time, after the Closing Date, but at no cost to Buyer (other than the salaries or wages of its employees) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, executing and delivering any additional instruments, certificates or other documents. Sellers shall, at any time, and from time to time, after the Closing Date, but at no cost to Sellers (other than the salaries or wages of its employees) use their reasonable best efforts to: (i) take, or cause to be taken, all appropriate action, and to do, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, executing and delivering any additional instruments, certificates or other documents and (ii) have the present and future officers, directors, members, managers, employees and agents of Sellers cooperate with Buyer in furnishing information, evidence, testimony and other assistance in connection with any Tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters relating to the Stations for all periods prior to the Closing Date.

         6.10 Access to Books and Records. Sellers shall provide Buyer access and the right to copy for a period of three years from the Closing Date any books and records relating to the Assets but not included in the Assets. Buyer shall provide Sellers access and the right to copy for a period of three years from the Closing Date any books and records relating to the Assets that are included in the Assets.

         6.11 Employees; Employee Benefit Plans.

                  (a) Effective as of the Closing Date, Buyer shall extend offers of employment to employees listed on Schedule 3.10 whom it desires to offer employment on such terms and conditions that Buyer shall determine in its own discretion (such employees who accept Buyer's offer of employment hereinafter referred to as the "Transferred Employees"). Nothing in this Agreement shall obligate Buyer to hire any such employees. Sellers shall terminate the employment of all Transferred Employees effective upon the Closing Date and shall cooperate with, and use all reasonable efforts to assist, and not interfere with or impede Buyer in its efforts to secure satisfactory employment arrangements with the Transferred Employees to whom Buyer makes offers of employment.

                  (b) Sellers shall vest all Transferred Employees in all benefits accrued through the Closing Date under any Employee Plan.

                  (c) Sellers shall be solely responsible for the Employee Benefit Plans and Compensation Arrangements and all obligations and liabilities thereunder. Buyer shall not assume any of the Employee Benefit Plans and Compensation Arrangements or any obligation or liability thereunder. Sellers shall be solely responsible for all obligations and liabilities associated with any employees of Sellers who are not Transferred Employees and for all obligations and liabilities associated with any Transferred Employees that arise from or relate to facts, circumstances or conduct of Sellers, or any ERISA affiliate of Sellers that occurred or is deemed to occur on or prior to the Closing; provided that Buyer shall assume the liability of paying vacation benefits and sick leave which were accrued by employees of any Seller during the year in which the Closing Date occurs, but which remain unused as of the Closing Date, with respect to the Transferred Employees, so long as Buyer receives a downward adjustment to the Purchase Price pursuant to Section 2.3 hereof.

                  (d) Sellers shall be responsible for all liabilities or obligations under the Worker Adjustment and Retraining Notification Act and any state law equivalent statutes resulting from their actions contemplated by this Agreement.

                  (e) Seller shall retain full responsibility and liability for offering and providing "continuation coverage" to any "covered employee" and any "qualified beneficiary" who is covered by a "group health plan" sponsored or contributed to by Sellers whose coverage under such group health plan was attributable to a covered employee's employment performing services in connection with the Stations and who has experienced a qualifying event or is receiving continuation coverage on or prior to the Closing. "Continuation coverage," "covered employee," "qualified beneficiary, "qualifying event" and "group health plan" all shall have the meanings given such terms under Section 4980B of the Code and Section 601 et seq. of ERISA.

                  (f) Sellers will remain responsible for (i) all benefits payable to its employees who, as of the close of business on the day immediately preceding the Closing Date, were determined to be disabled in accordance with the applicable provisions of the health, accident, sickness, salary continuation, or short-term or long-term disability benefit plans or programs of Sellers, (ii) all benefits payable to its employees, who as of the close of business on the business day immediately preceding the Closing Date, were receiving short-term disability benefits in accordance with the applicable provisions of the short term disability benefit plans or programs of Sellers; and (iii) all benefits payable to employees of Sellers who, as of the close of business on the business day immediately preceding the Closing Date, were on any type of leave other than vacation leave.

                  (g) Nothing contained herein, expressed or implied, is intended to confer upon any Transferred Employee any right to continued employment for any period of time by reason of this Agreement. Nothing contained herein is intended to confer upon any Transferred Employee any particular term or condition of employment.

SECTION 7.        CONDITIONS TO OBLIGATIONS OF BUYER AND SELLERS AT CLOSING

         7.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing are subject at Buyer's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of Sellers contained in this Agreement shall be true and complete in all material respects (without regard to any materiality limitation in any representation or warranty) at and as of the Closing Date as though made at and as of that time.

                  (b) Covenants and Conditions. Sellers shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by Sellers prior to or on the Closing Date.

                  (c) Consents. All Consents designated in Schedule 3.3 by Buyer as material consents shall have been obtained and delivered to Buyer without any adverse change in the terms or conditions of any agreement or any governmental license, permit, or other authorization.

                  (d) FCC Consent. The FCC Consent shall have been granted without the imposition on Buyer of any conditions that need not be complied with by Buyer under Section 6.1 hereof, Sellers shall have complied with any conditions imposed on Sellers by the FCC Consent except for any conditions that need not be complied with by Sellers under Section 6.1 hereof, and the FCC Consent shall have become a Final Order.

                  (e) Governmental Authorizations. Sellers shall be the holder of all FCC Licenses and there shall not have been any modification of any FCC License that could have a material adverse effect on the Stations or the conduct of the business and operations of the Stations. No proceeding shall be pending the effect of which could be to revoke, cancel, fail to renew, suspend, or modify adversely any FCC License.

                  (f) Deliveries. Sellers shall have made or stand willing to make all the deliveries to Buyer set forth in Section 8.2.

                  (g) Adverse Change. Between the date of this Agreement and the Closing Date, there shall have been no material adverse change in the assets, properties, business or prospects of the Stations, including any unrepaired damage, destruction, or loss (in excess of $50,000) affecting any assets used or useful in the conduct of the business of the Stations.

                  (h) HSR Act Approval for the Sale of the Stations. The waiting period under the HSR Act shall have expired without action by DOJ or the FTC to prevent the Closing.

                  (i) Environmental, Title and/or Survey Matters. Subject to
Section 6.5(a), Sellers shall have fully remedied and cured, to the reasonable satisfaction of Buyer, each environmental, title and survey related problem of which Seller's were notified by Buyer pursuant to Section 6.5 hereof, and Buyer shall have obtained the environmental survey, title policy and ALTA survey in the forms described in such Section 6.5.

         7.2 Conditions to Obligations of Sellers. All obligations of Sellers at the Closing are subject at Sellers' option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects (without regard to any materiality limitation in any representation or warranty) at and as of the Closing Date as though made at and as of that time.

                  (b) Covenants and Conditions. Buyer shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date.

                  (c) Deliveries. Buyer shall have made or stand willing to make all the deliveries set forth in Section 8.3.

                  (d) FCC Consent. The FCC Consent shall have been granted without the imposition on Sellers of any conditions that need not be complied with by Sellers under Section 6.1 hereof and Buyer shall have complied with any conditions imposed on it by the FCC Consent except for any conditions that need not be complied with by Buyer under Section 6.1 hereof.

                  (e) HSR Act Approval for the Sale of the Stations. The waiting period under the HSR Act shall have expired without action by DOJ or the FTC to prevent the Closing.

SECTION 8. CLOSING AND CLOSING DELIVERIES

         8.1 Closing.


             (a) Closing Date. The Closing shall take place at 10:00 a.m.
on a date not earlier than the first business day after the FCC Consent is granted and not later than twenty-five business days following the date upon which (i) the FCC Consent has become a Final Order, or (ii) Buyer has waived the condition that the FCC Consent become a Final Order, to be set by Buyer on at least ten days' written notice to Sellers. If Buyer fails to specify the date for Closing pursuant to the preceding sentence prior to the third day after the date upon which the FCC Consent becomes a Final Order, the Closing shall take place on the fifth day after the date upon which the FCC Consent becomes a Final Order. If the date of Closing determined in accordance with the requirements of this Section 8.1(a) falls on a date that is not a business day, the Closing shall occur on the next business day.

                  (b) Closing Place. The Closing shall be held at the offices of Dow Lohnes PLLC, 1200 New Hampshire Ave., N.W., Suite 800, Washington, D.C. 20036, or any other place that is agreed upon by Buyer and Sellers.

         8.2 Deliveries by Sellers. Prior to or on the Closing Date, Sellers shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

                  (a) Transfer Documents. Duly executed warranty bills of sale, limited warranty deeds, motor vehicle titles, assignments, and other transfer documents which shall be sufficient to vest good and marketable title to the Assets in the name of Buyer, free and clear of all claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges and encumbrances, except for liens for Taxes not yet due and payable;

                  (b) Estoppel Certificates. Estoppel certificates of the lessors of all leasehold and subleasehold interests included in the Real Property and estoppel certificates of contracting parties to those Assumed Contracts listed in Schedule 3.7 that are reasonably designated by Buyer to indicate that estoppel certificates are required under this paragraph;

                  (c) Consents. A manually executed copy of any instrument evidencing receipt of any Consent, together with an original of such Consent, including, without limitation, Consents from each landlord and sublandlord under the Leases;

                  (d) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of each Seller by its President or any Vice President, certifying (1) that the representations and warranties of Sellers contained in this Agreement are true and complete in all material respects (without regard to any materiality limitation in any representation or warranty) as of the Closing Date as though made on and as of that date; and (2) that Sellers have in all material respects performed and complied with all of the obligations, covenants, and agreements set forth in this Agreement to be performed and complied with by Sellers on or prior to the Closing Date;

                  (e) Tax, Lien, and Judgment Searches. Results of a search for tax, lien, and judgment filings in the Secretary of State's records of the State of Georgia and in the records of those counties within the State of Georgia in which the Assets are located, such searches having been made no earlier than ten days prior to the Closing Date; provided, however, that the cost of the tax, lien and judgment searches shall be paid for by Buyer;

                  (f) Licenses, Contracts, Business Records, Etc. Copies of all Licenses, Assumed Contracts, blueprints, schematics, working drawings, plans, projections, engineering records, and all files and records used by Sellers in connection with the business and operation of the Stations;

                  (g) Opinions of Counsel. An opinion of Mallernee & Branch, LLP and FCC counsel reasonably acceptable to Buyer, both dated as of the Closing Date, in a form reasonably satisfactory to Buyer; and

                  (h) Authorizing Resolutions. Certified copies of the resolutions of Sellers' stockholders and Board of Directors approving the transactions contemplated by this Agreement.

         8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Sellers the following, in form and substance reasonably satisfactory to Sellers and their counsel:

                  (a) Purchase Price. The Estimated Purchase Price as provided in Section 2.4(a);

                  (b) Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Sellers' obligations under the Licenses and Assumed Contracts in accordance with Section 2.5;

                  (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Buyer by its President or any Vice President, certifying (1) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects (without regard to any materiality limitation in any representation or warranty) as of the Closing Date as though made on and as of that date, and (2) that Buyer has in all material respects performed and complied with all of the obligations, covenants, and agreements set forth in this Agreement to be performed and complied with by Buyer on or prior to the Closing Date;

                  (d) Opinion of Counsel. An opinion of Dow Lohnes PLLC dated as of the Closing Date, in a form reasonably satisfactory to Sellers; and

                  (e) Authorizing Resolutions. Certified copies of the resolutions of Buyer's Board of Directors approving the transactions contemplated by this Agreement.

SECTION 9.        TERMINATION

         9.1 Termination by Sellers. This Agreement may be terminated by Sellers and the purchase and sale of the Stations abandoned, if Sellers are not then in material breach of this Agreement, upon written notice to Buyer, upon the occurrence of any of the following:

                  (a) Conditions. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Sellers set forth in this Agreement have not been satisfied or waived in writing by Sellers.

                  (b) Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (c) Upset Date. If the Closing shall not have occurred by the date that is 365 days after the date of this Agreement.

                  (d) Material Breach. If Buyer is in material breach of this Agreement and Buyer has not cured the breach within 30 days (the "Cure Period") after delivery of written notice from Sellers specifying in reasonable detail the nature of the material breach, or undertaken to cure the material breach in a commercially reasonable manner during the Cure Period (if it cannot be reasonably cured during the Cure Period), and such party fails to pursue said cure with reasonable diligence after the Cure Period.

         9.2 Termination by Buyer. This Agreement may be terminated by Buyer and the purchase and sale of the Stations abandoned, if Buyer is not then in material breach of this Agreement, upon written notice to Sellers, upon the occurrence of any of the following:

                  (a) Conditions. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Buyer set forth in this Agreement have not been satisfied or waived in writing by Buyer.

                  (b) Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (c) Upset Date. If the Closing shall not have occurred by the date that is 365 days after the date of this Agreement.

                  (d) Interruption of Service. If any event shall have occurred that prevented signal transmission by any Station in the normal and usual manner for a continuous period of seven days and Seller shall have failed to pursue making necessary repairs to restore signal transmission of any such Station with commercially reasonable diligence.

                  (e) Environmental Hazards. Buyer shall have notified Sellers of material environmental hazards or the material possibility of environmental damages or clean-up costs, as indicated in the environmental survey described in
Section 6.5, and the cause thereof shall not have been remedied prior to the date that would be the Closing Date. Subject to the requirements of Section 6.5(a), Buyer acknowledges that Sellers have no affirmative obligation under this Agreement to remedy the cause of any such hazard, damages or clean-up costs.

                  (f) Technical Deficiencies. Buyer shall have notified Sellers of material deficiencies in the operations or equipment of any Station, as indicated in the engineering report described in Section 6.6, and the cause thereof shall not have been remedied prior to the date that would be the Closing Date. Buyer acknowledges that Sellers have no affirmative obligation to remedy any such operational or equipment deficiency.

                  (g) Material Breach. If Sellers are in material breach of this Agreement and Sellers have not cured the breach within 30 days (the "Cure Period") after delivery of written notice from Buyer specifying in reasonable detail the nature of the material breach, or undertaken to cure the material breach in a commercially reasonable manner during the Cure Period (if it cannot be reasonably cured during the Cure Period), and such party fails to pursue said cure with reasonable diligence after the Cure Period.

         9.3 Rights on Termination. If this Agreement is terminated by Seller pursuant to Section 9.1(c) or (d) or by Buyer pursuant to Section 9.2(a) because the closing conditions set forth in Sections 7.1(d) or (h) have not been met and
(ii) Sellers have not breached any of their material obligations under this Agreement or Sellers are in breach of material obligations under this Agreement but such breach was caused by circumstances beyond Sellers' reasonable control, Buyer shall pay to Sellers Twelve Million Dollars ($12,000,000) minus the Option Payment ("Termination Fee") as liquidated damages resulting from such termination. Such Termination Fee shall be paid by Buyer by federal wire transfer of same-day funds within five (5) days of notice of termination pursuant to wire instructions which shall be delivered by Sellers to Buyer on the termination date. Upon termination, as aforesaid, this Agreement shall become null and void, and neither CRI nor Sellers shall have any further obligation to each other. Buyer and Sellers agree that any recovery by Sellers for a breach under Section 9.1(d) shall be limited solely to the Termination Fee paid to Sellers, except as provided in Section 10.6.

SECTION 10.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                      INDEMNIFICATION; CERTAIN REMEDIES

         10.1 Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the Closing for a period of one year. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, or covenant contained in this Agreement. No notice or information delivered by Sellers shall affect Buyer's right to rely on any representation or warranty made by Sellers or relieve Sellers of any obligations under this Agreement as the result of a breach of any of their respective representations and warranties.

         10.2 Indemnification by Sellers. From and after the Closing, Sellers hereby agree to indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                  (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Sellers contained in this Agreement or in any certificate, document, or instrument delivered to Buyer under this Agreement.

                  (b) Any and all obligations of Sellers not assumed by Buyer pursuant to this Agreement, including any liabilities arising at any time under any Contract not included in the Assumed Contracts.

                  (c) Any loss, liability, obligation, or cost resulting from the failure of the parties to comply with the provisions of any bulk sales law applicable to the transfer of the Assets.

                  (d) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Stations prior to the Closing, including any liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior to the Closing Date.

                  (e) Subject to the provisions of Section 10.4 of this Agreement, any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         10.3 Indemnification by Buyer. From and after the Closing, Buyer hereby agrees to indemnify and hold Sellers harmless against and with respect to, and shall reimburse Sellers for:

                  (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Buyer contained in this Agreement or in any certificate, document, or instrument delivered to Sellers under this Agreement.

                  (b) Any and all obligations of Sellers assumed by Buyer pursuant to this Agreement.

                  (c) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Stations on and after the Closing.

                  (d) Subject to the provisions of Section 10.4 of this Agreement, any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         10.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

                  (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five business days after written notice of such action, suit, or proceeding was given to Claimant. No Claimant hereunder shall have any liability for failure to give the notice required under this paragraph unless the failure to give such notice materially prejudices the rights and interests of the Indemnifying Party.

                  (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity.

                  (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense; provided, however, that the Indemnifying Party may not settle a third party claim without the prior consent of Claimant. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim within 30 days after receipt of the notice provided for in paragraph (a), it shall be bound by the results obtained by the Claimant with respect to such claim.

                  (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                  (e) The indemnification rights provided in Sections 10.2 and
10.3 shall extend to the shareholders, directors, officers, employees, and representatives of any Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

                  (f) The indemnification rights of Buyer hereunder shall be Buyer's sole and exclusive remedy with respect to the losses, liabilities, damages and costs described in Section 10.2 hereof. The indemnification rights of Sellers hereunder shall be Sellers' sole and exclusive remedy with respect to the losses, liabilities, damages and costs described in Section 10.3 hereof.

                  (g) No party shall be entitled to indemnification hereunder unless and until the amount for which indemnification is owing exceeds Fifty Thousand Dollars ($50,000) for all such matters and indemnification shall be made by the Indemnifying Party only to the extent of such excess over Fifty Thousand Dollars ($50,000).

                  (h) In no event shall Sellers' or Buyer's right to indemnification hereunder exceed the Purchase Price.

         10.5 Specific Performance. The parties recognize that if, prior to Closing, Sellers breach this Agreement and refuse to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Agreement, provided that Buyer shall be ready, willing and able to perform under the provisions of this Agreement. If any action is brought by Buyer to enforce this Agreement, Sellers shall waive the defense that there is an adequate remedy at law.

         10.6 Attorneys' Fees. In the event of a default by any party which results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses.

SECTION 11.       MISCELLANEOUS

         11.1 Fees and Expenses. Any transfer Taxes, recordation Taxes, sales or use Taxes, document stamps, or other charges, including FCC filing fees, levied by any governmental entity on account of the transfer of the Assets from Sellers to Buyer shall be divided equally between Sellers on the one hand and Buyer on the other hand, except that Buyer will pay any HSR filing fees that may be due. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives.

         11.2 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:


If to Sellers:                    Southern Broadcasting Companies, Inc.
                                  1010 Tower Place
                                  Bogart, GA   30622
                                  Attention:  Mr. Paul C. Stone

With a copy to:                   Mallernee & Branch, L.L.P.
                                  400 Colony Square, Suite 1750
                                  Atlanta, Georgia  30361
                                  Attention:  Rollin E. Mallernee, II, Esq.

If to Buyer:                      Cox Radio, Inc.
                                  6205 Peachtree Dunwoody Road
                                  Atlanta, Georgia  30328
                                  Attention:  Mr. Robert F. Neil

With a copy to:                   Dow Lohnes PLLC
                                  1200 New Hampshire Avenue, N.W.
                                  Suite 800
                                  Washington, D.C.  20036
                                  Attention: Kevin F. Reed, Esq.

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.2.

         11.3 Benefit and Binding Effect. None of the parties hereto may assign this Agreement without the prior written consent of the other parties hereto, except that Buyer may assign its rights and obligations under this Agreement without Sellers' consent to (a) any entity controlled by or under common control with Buyer or (b) any other entity designated by Buyer, so long as Buyer determines in the exercise of reasonable business judgment that such entity will possess the financial capacity to consummate the transactions contemplated by this Agreement. Any assignment by Buyer of its rights and obligations under this Agreement shall (i) be to a party legally qualified under the Communications Act and the published rules, regulations and policies of the FCC to assume and carry out Buyer's obligations under this Agreement, (ii) be effective only upon written assumption by the assignee of the obligations of Buyer hereunder, and
(iii) not relieve Buyer of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Seller and Buyer do not intend by the execution, delivery or performance of this Agreement to confer a benefit upon any Person not a party to this Agreement.

         11.4 Governing Law. This agreement shall be governed, construed, and enforced in accordance with the laws of the State of Georgia (without regard to any choice of law or conflict of law provisions (whether of the State of Georgia or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Georgia).

         11.5 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         11.6 Interpretation. The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement. The Schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive.

         11.7 Gender and Number. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

         11.8 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any person or entity by virtue of the authorship of any of the provisions of this Agreement.

         11.9 Entire Agreement. This Agreement, the schedules and exhibits hereto, all documents, certificates, and other documents to be delivered by the parties pursuant hereto, and the Option Agreement collectively represent the entire understanding and agreement between Buyer and Sellers with respect to the subject matter hereof. This Agreement supersedes all prior negotiations between the parties with respect to the subject matter hereof and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

         11.10 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.10.

         11.11 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         11.12 Press Releases. None of the parties hereto shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with governmental authorities as may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, in which case the other parties shall be first notified in writing.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, this Agreement has been executed by Sellers and Buyer as of the date first written above.

                             SOUTHERN BROADCASTING OF ATHENS, INC.


                             /s/Paul C. Stone
                 By: __________________________________________
                            Name:  Paul C. Stone
                            Title: President


                             SOUTHERN BROADCASTING OF PENSACOLA, INC.


                             /s/Paul C. Stone
                 By: __________________________________________
                             Name:   Paul C. Stone
                             Title:  President


                             NEW BROADCAST INVESTMENT PROPERTIES, INC.


                             /s/Paul C. Stone
                 By: __________________________________________
                            Name:  Paul C. Stone
                            Title: President


                             SOUTHERN BROADCASTING COMPANIES, INC.


                             /s/Paul C. Stone
                 By: __________________________________________
                             Name:  Paul C. Stone
                             Title: President


                             COX RADIO, INC.


                             /s/Neil O. Johnston
                    By: _____________________________________
                             Name:  Neil O. Johnston
                             Title: Vice President
                                    and Chief Financial Officer

The following schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished supplementally to the Commission upon request.

                                    SCHEDULES

                  Schedule 3.3      --        Consents

                  Schedule 3.4(a)   --        Governmental Licenses

                  Schedule 3.4(b)   --        Renewal of Governmental Licenses

                  Schedule 3.5      --        Real Property

                  Schedule 3.6      --        Tangible Personal Property

                  Schedule 3.7      --        Contracts

                  Schedule 3.9      --        Intangibles

                  Schedule 3.10     --        Employees

                  Schedule 3.11     --        Insurance Matters

                  Schedule 3.14     --        Claims and Legal Actions

                  Schedule 3.15     --        Environmental Matters

                  Schedule 3.15(e)  --        Underground Tanks

                  Schedule 3.16     --        Compliance with Laws

                  Schedule 3.18     --        Transactions with Affiliates

                  Schedule 3.22(a)  --        Employee Benefit Plans

                  Schedule 3.22(e)  --        Excess Parachute Payments

                  Schedule 3.23     --        Financial Statements